UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________

AMENDMENT NO. 1 TO

FORM 10

_____________________

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

PACIFIC MEDIA GROUP ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

            Delaware                                                                                                         81-3709511

_______________________________                                                                ___________________

(State or other jurisdiction of                                                                                    (I.R.S. Employer

 incorporation or organization)                                                                                  Identification No.)

3952 Clairemont Mesa Blvd., Suite D-194

  San Diego, California                                         92117

________________________________________                                                             __________

(Address of principal executive offices)                                                                              (Zip code)

Registrant’s telephone number, including area code:  (858) 945-8876

Registrant’s fax number, including area code:  (888) 459-1103

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock – $0.0001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer [_]

Accelerated filer [_]

Non-accelerated filer [_]

Smaller reporting company [X]

ITEM 1.       DESCRIPTION OF BUSINESS

Pacific Media Group Enterprises, Inc. is developing a family of mobile applications (“apps”) built on patent pending technology that matches potential clients with professionals. As of the date of this filing we do not have a marketable mobile app. We are in beta testing of our first app. Our current progress in developing a marketable app is discussed below in the section headed “Development Status.”

Our first two apps will bring together potential dental patients and dentists and potential legal clients with lawyers. We plan to develop additional apps for other professions using the same architecture. We will have two revenue streams for each of these apps: 1) fees charged to the professional for the client leads we provide, and 2) advertising.

The Problem:

Selecting a professional, such as a dentist or a lawyer, can be a daunting task for the average person. And this is especially true of persons for whom price is an important, and perhaps the determinative, factor. They may not know a dentist or lawyer, or, if they do, they may be reluctant to approach them because of embarrassment about their financial position. Or they may have seen a dentist who recommended a costly procedure or a lawyer who quoted a high fee and they want to try to find a professional who will charge a lower fee for the same service. If they telephone a dentist or lawyer they will often find that he or she is reluctant to quote fees over the phone and will ask them to come in for an examination or consultation. Even if an initial consultation is offered free, the cost or difficulty of taking time off from work or away from family may make it impractical to interview more than one or two potential professionals.

The Solution:

Our mobile app puts fees front and center. It allows the patient or client to describe his or her needs and requires the professional to ‘bid’ his or her fee. Both the patient / client and the bidding professional can see all bids, so a professional who has been underbid may wish to enter a second, lower bid to remain competitive. Clients can also see information on each bidder’s professional background, so the low bid does not necessarily ‘win.’ Factors such as experience, location, or second language may trump the lowest fee. But this process enables those clients for whom cost is an important consideration to quickly narrow their search. At the same time, it provides professionals with a new marketing and lead generating tool.

Revenue Paths:

We expect to develop revenue from two sources:

(1) Bidder Fees - We will charge the professional to ‘bid’ or quote their fee for services to a potential client. The client’s contact information will be hidden from all other users but will be opened to a bidding professional once he or she has placed their bid, so, in effect, we are charging them for a lead. Bidders will be able to choose from multiple payment plans ranging from a fee for each bid placed to unlimited bidding for a period of time (e.g. one, three, or twelve months).

(2) Advertising – As discussed below, advertizing on mobile apps has been shown to be effective and budgets for advertising on these media are growing. We will begin to approach advertisers soon after we launch our first app and have a base of users. As discussed below, we expect to begin in one area, San Diego, so the search for advertisers will begin in San Diego once we have a user base there.

The Opportunity:

Mobile app use is growing, and we base our company’s success on the belief it will continue to grow. The University of Alabama at Birmingham’s Online Masters in Management Information Systems estimated that 1 billion smart phones were sold in 2015; that’s twice as many as the number of personal computers sold. And consumers have increasingly shifted their mobile use to using more and more applications. Apple reached 75 billion app downloads in June of 2014. It is estimated that by 2017, over 268 billion downloads and $77 billion in revenue will be made.  (Source: “The Future of Mobile Applications”, published by the University of Alabama-Birmingham, published through their Collat School of Business website.) And by 2020 the app economy could reach $101 billion according to market researcher ‘App Annie’ a business intelligence company and analyst firm headquartered in San Francisco which produces business intelligence tools and market reports for the apps and digital goods industry.

Mobile advertising budgets are also growing. A 2015 study by eMarketer into mobile ad budgets shows that in 2015 mobile ad spending accounted for 49% of digital ad spending. This source shows projections for future growth to 2019 when mobile ad spending is expected to reach $65.8 billion and account for 72.2% of all digital ad spending.

	2015	2016	2017	2018	2019
Mobile Ad spending- Billions $	28.7	40.5	49.8	57.7	65.8
Percentage change	50%	41%	23%	16%	14%
Percentage of digital ad spending	49%	60.4%	66.6%	69.7%	72.2%

Ads on apps work, according to Medialets’ study that analyzed some 300 billion data points from mobile ad campaigns.  The summary of the report, which tracked activity in the first half of 2014 showed that Mobile ads drew not only clicks, no small number of which advertisers reasonably suspect might be accidental, but conversions. “Mobile ads actually do work,” says Medialets CEO Eric Litman. “People will do almost everything on their phone that they do on their desktop,” even filling out forms that take a dozen screens to get through. Studies have also found that ads on apps get much higher click-throughs than ads on the mobile Web: 0.58% on apps vs. only 0.23% on the mobile Web. (Source: Hof, Robert. "Study: Mobile Ads Actually Do Work - Especially In Apps." Forbes. Forbes Media, LLC, 27 Aug. 2014. Web.)

The success, and therefore the value, of mobile app advertising is an important element in our business plan. We expect to offer push notification ads, and we expect these to fall in two general areas: Those aimed at patients or clients and those aimed at dentists or lawyers. Because we expect patients / clients will have lower disposable incomes we envision push notifications of sales or special deals by local discount merchants or service providers trying to reach a lower income demographic. The push notifications aimed at dentists and lawyers will, we expect, be built on expectations that these professionals have a higher disposable income and so might involve restaurant specials, vacations, or luxury car leases. Advertising revenue generation will be low or non-existent until we can attract a significant number of users, but when we do we think it will be significant because the nature of our app attracts two clear demographics.

Industry Background:

The term "app" is a shortening of the term "application software". It has become very popular, and in 2010 was listed as "Word of the Year" by the American Dialect Society. (Source: "App" voted 2010 word of the year by the American Dialect Society (UPDATED) American Dialect Society".  Aug. 2011 Web. 26 April 2016.) Mobile apps were originally offered for general productivity and information retrieval, including email, calendar, contacts, stock market and weather information. However, public demand and the availability of developer tools drove rapid expansion into other categories. With over 10 billion mobile Internet devices expected to be in use by the end of 2016, the mobile application industry will most likely continue to grow to match demand and keep up with ever-evolving technologies. (Source: “The Future of Mobile Applications”, published by the University of Alabama-Birmingham, published through their Collat School of Business website.)

Apps are usually available through application distribution platforms, which began appearing in 2008 and are typically operated by the owner of the mobile operating system, such as the Apple App Store, Google Play, Windows Phone Store, and BlackBerry App World. Some apps are free, while others must be bought. (Source:  "Mobile App." Wikipedia. Wikimedia Foundation, n.d. Web. 13 May 2016). We expect to offer our apps free. Their use by a potential client seeking a dentist, lawyer, etc. will also be free, but we will charge the professional to ‘bid’ or quote their fee for services to a client.

Our Apps:

We are currently working on two apps and others are being considered. Because both share the same basic architecture – separate registration pages for patients / clients and for professionals, pages for patients / clients to describe their issue, and a bidding page, we expect development of subsequent applications to move quickly. All of our apps will also be similar in that they will be free for anyone to download, free to use for the patient / client, and a fee will be charged professionals when they ‘bid’ or ‘quote a fee’ to the potential patient / client.

Each app will have separate registration pages for potential clients and for professionals. A potential patient / client begins by describing their need. A series of questions helps them define the issue: cavity or root canal or implant are examples from our dental app, bankruptcy or divorce or immigration are examples of some of the categories in our legal app. After identifying the issue the client can, though they are not required to do so, provide an open ended description of their needs. They complete the registration by providing their contact information.

The registration for professional service providers requires that they provide information on background, professional qualifications, areas of expertise, and their contact information. After a limited period of free use they will also be required to provide a credit card for payment. There are multiple payment plans ranging from a fee for each bid placed to unlimited bidding for a period of time (e.g. one, three, or twelve months).

Professionals will use the app to scan for clients, screening on the basis of the type of case and location of the client. For example, a dentist might search for implant patients within 20 miles of his or her location, or an attorney might search for criminal defense cases within 30 miles of his or her location. The attorney will then be alerted by text or email whenever a case is posted which meets their specifications. The professional then ‘bids’ their fee; it might be a flat fee or an hourly. They can also include a message to the potential client further explaining their proposed service, qualifications, etc. The potential client will then be notified of the bid and can see it, any added message, and the professional’s registration page showing background, qualifications, expertise, and contact information. Once a bidder has placed their bid, they too can see the potential client’s contact information, allowing them to follow up with a call, text, or email.

Our other apps will work in much the same way. Accountants might screen for potential clients in their area seeking help with tax returns and/or advances on tax refunds. Chiropractors might screen for patients seeking help with a sports injury. In each case the professional will ‘bid’ to provide the service and will then be able to contact the potential client or patient. And, of course, the potential client will see all bids and be able to contact the bidding professionals they want to talk with or meet with.

Sales Strategy:

Initially we plan to launch awareness of our first app in one city, San Diego, California. We will market to potential clients through a campaign on Facebook and on other social media sites and to lawyers and dentists through email. We chose San Diego because we believe it is large enough to provide us with a good population of both potential patients / clients and professionals. At the same time, we believe it is sufficiently limited so that if changes in the app or the marketing strategy are necessary, making these changes will not adversely impact our ability to build a national presence after corrections are made. We expect to follow our launch in San Diego with expansion, also through social media, throughout California, and then nationally. Launches of subsequent apps will be based on lessons learned from the launch of our first app.

Capital Requirements:

At this time the Company has limited capital resources but will rely upon interest free loans or capital contributions from our CEO to allow it to begin sales and marketing at a minimal level. We expect to launch our legal app on the Android platform within the next 30 days and we expect to launch the IOS version of the legal app approximately 45 days thereafter. We do not expect to undertake promotion of our first app until after launch of the IOS version. IOS represents approximately 40% of the U.S. mobile app market and we believe promotion before the IOS version is available would be counterproductive. Thus sales and marketing efforts are expected to commence in month 3 from the date of this filing. As noted above, we will begin marketing in the San Diego area and marketing is expected to be confined to San Diego County for approximately three months. Marketing to San Diego lawyers will be by email (most San Diego County attorneys are member of the County Bar Association and their email addresses are available) because this can be done at minimal cost. Marketing to clients will be through Facebook.

The Company believes that its marketing costs during the first three months will be approximately $3,000 per month. Additional operating costs are projected at $3,000 and are thus expected to increase the total requirements for the three month period to $12,000. Our CEO has committed to advancing funds sufficient to cover these costs. Operations in months 6 through 12 will depend upon capital resources. If the Company is successful in raising sufficient investment capital we hope to expand rapidly throughout California. We believe this will require expenditures of approximately $30,000 per month and thus a capital raise of approximately $210,000. If the Company is not able to raise additional capital, we will expand only into another discreet area, the Fresno area, and we expect this to increase costs to approximately $5,000 per month for a total of $35,000 in that seven month period. We also expect to launch our second app during this seven month period. It will be launched in San Diego only and costs are expected to be $3,000 per month. Since we expect to launch in April 2017, costs during the next year are expected to be $18,000. Thus total costs of both applications over the next year at the minimal level of funding would be $65,000. Again, our CEO has committed to advancing funds sufficient to cover these costs, although we hope to be generating revenue by the end of our first three months of marketing operations, thus reducing the total investment required. Based on the above anticipated costs, the Company has sufficient capital resources committed by its CEO to fund operations at a minimal level for the next year. If additional funds are raised, or if revenues from operations are sufficient, the Company will attempt to expand more rapidly.

Development Status:

We have been working on our apps on a part time basis for more than a year. We have finished all pages of the Android version of our legal app and are currently testing and debugging it. We expect to have this completed within the next 30 days. We will then submit the Android version of the legal app to the Google Play Store. Unlike Apple which requires human staff testing, Google has an automated system of checking new apps. As a result, we expect to have the Android version available at the Google App Store the same day we submit it, and, as noted above, we expect that to be within the next 30 days.

Once the Android version of the legal app is completed and on the Google Play Store we will move to the IOS version. The IOS version is expected to take 45 days from the time we complete testing of the Android version. Since all functional development will be completed on the Android version, this is essentially a matter of porting from one operating system to another.

We have written the text for all pages of our dental app. It will use the same architecture as our legal app so the process is expected to go quickly. For all practical purposes, this will be a matter of editing the text in our legal app, replacing law descriptive language with dental descriptive language. We will simply be changing the text and icons on pages that already work to move the user through them, posting a dental patient’s need where we had a legal client’s need and allowing dentists to bid for patients where lawyers bid for clients. We will begin work on this as soon as the IOS version of the legal app has been accepted by the Apple App Store. Once again, we will begin with the Android version and then move to the IOS version.

Company Status:

We do not now have sales or revenues, and we do not expect to have sales or revenues until early 2017 at the earliest. We will never charge clients/patients for use of the apps and we will not charge lawyers or dentists to use the apps during a free introductory period while we build traffic. We do plan to sell advertising but that revenue is also expected to be several months away as we plan to build traffic before attempting to sell advertising.

Nevertheless, we do not believe that we are a shell company as defined by Rule 12b-2 under the Exchange Act. A shell is defined as a company with no or nominal operations or assets. The SEC’s Division of Trading and Markets, in the context of citing the shell company definition in a January 31, 2014 (as revised February 4, 2014) No-Action Letter, stated that “a ‘going concern’ need not be profitable, and could even be emerging from bankruptcy, so long as it has actually been conducting business, including soliciting or effecting business transactions or engaging in research and development activities.” Our company has been engaged in research and development activities, specifically the development of its mobile apps, for more than a year and is now in the final stages of testing the first version (the Android version) of its first app. We expect to bring it to market via the Google Play Store within the next 30 days.

Company Background

The Company was first organized in 2007 as a limited liability company and a wholly owned subsidiary of Pacific Shores Development, Inc. (“PSD”).  The Company operated as an in-house advertising agency to plan and create advertising and media planning and buying for its parent, PSD. PSD filed for Chapter 11 Bankruptcy protection in 2010 and on July 21, 2011 the “Debtors Second Amended Joint Plan of Reorganization” was confirmed by the Court in open session. The Plan called, among other things, for the incorporation of our Company, for its spin-off from PSD, and for the distribution of its shares to the creditors of PSD, all “in order to enhance the Debtor’s distribution to its Creditors.” In the bankruptcy disclosure statement, management of PSD “agreed to use its best efforts to develop an active business within [the Company] and to have the shares… publicly traded on the Over-The-Counter Bulletin Board market in order to provide an opportunity for liquidity to the Creditors.” We entered the mobile app business in 2015, and we are filing this registration statement, in partial fulfillment of that commitment to the court and creditors.

Intellectual Property

In 2015 we filed a patent application, which is now pending.

Competition

We will compete with a wide variety of companies in the mobile app industry and, more specifically, in the client lead industry, that is, in introducing potential clients to professionals seeking to obtain new clients. These competitors range from relatively small companies to large, multinational corporations. While we believe that our “cost of service” based approach is unique and therefore provides us with a competitive advantage, other better financed and more established entities operate in this industry and may be expected to expand in the industry, thus increasing the competitive pressures we face. We hope to grow by adding new professions to our current targets – dentists and attorneys – but there can be no assurance that we will be able to successfully compete with larger, better financed mobile app developers.

JOBS Act

The United States Congress passed the Jumpstart Our Business Startups Act of 2012 the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to public companies that are reporting companies and are “emerging growth companies.” We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date this registration statement on Form 10 becomes effective, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) and the election is irrevocable.

Item 1A.   Risk Factors

This item describes certain risk factors that could affect our business, financial condition and results of operations. You should consider these risk factors when evaluating an investment in Pacific Media Group Enterprises, Inc.

We face other risks besides those highlighted below. These other risks include additional uncertainties not presently known to us or that we currently believe are immaterial, but may ultimately have a significant impact. Should any of these risks, described below or otherwise, actually occur, our business, financial condition, performance, prospects, value, or results of operations could be negatively affected.

We have a limited operating history and no revenues from operations.

We are currently completing development and testing of our first mobile app. We have not yet commercially launched our first app, and we will not generate any revenues, either from professionals paying to bid for client cases or from advertisers, until we have completed testing and launched our first mobile app. While we anticipate that we will generate our first revenues in early 2017, there can be no assurance that we will be able to generate revenues or, if we do, that they will be sufficient to meet our operating expenses.

We may not be able to continue to operate as a going concern.

Our auditors have expressed the opinion that we may not be able to continue as a going concern. Their opinion letter and the notation in the financial statements indicate that we do not have sufficient cash reserves or revenues to meet our operating expenses. Our CEO has stated that he will make loans to the Company if and when needed to meet operating expenses. As of the date hereof no such loans have been made by him. We may become insolvent if we are unable to pay our debts in the ordinary course of business as they become due.

We expect to have capital expenditure requirements, and we may be unable to obtain needed financing on satisfactory terms.

We will need to make capital expenditures for the expansion of our business. We hope to complete development of our dental and legal apps, to launch these apps in the market, and to undertake development of additional apps related to generating client leads for professionals. All of this will require financing. Our CEO has committed to advancing the funds necessary to launch and market our first app over the course of the next year at a minimal level and in two limited markets, San Diego and Fresno, California. He has also agreed to fund the launch of our second app which we expect we will not start marketing until the second quarter of 2017. Our CEO will advance these funds as interest free loans or capital contributions. However, in order to grow to the point where the Company can operate profitably additional funding will be necessary The Company will seek investment capital to allow it to market the apps in more markets and to do so more rapidly, however there can be no assurance that we will be able to attract investors, and there is no assurance that we can obtain investor financing on economically acceptable terms. As a result, we may lack the capital necessary to grow or maintain our business.

If we obtain financing, existing shareholder interests may be diluted.

If we raise additional funds by issuing equity securities, the percentage ownership of our shareholders will be diluted, and if we raise funds by issuing convertible debt securities, the percentage ownership of our shareholders will be diluted if investors in these notes choose to convert them to equity. We also have warrants outstanding which may make it more difficult for us to raise financing and may cause the market price of our common stock to decline because of the indeterminable overhang that is created if the exercise price represents a discount to market. In addition, any new securities could have rights, preferences and privileges senior to those of our common stock.

We are dependent upon two distributors to distribute our apps.

Mobile apps are distributed through direct-to-consumer digital storefronts of which the two largest are the Google Play Store for Android apps and the Apple App Store for IOS apps. We intend to distribute our apps chiefly through these two sites and we will be dependent upon them. If one or both of them refused to offer our apps, it would have a material adverse effect on our business and operating results. Similarly, if we do not receive prominent featuring on these storefronts users may find it more difficult to discover our apps and we may not generate revenues from them.  We may also be required to spend significantly more on marketing campaigns to increase visibility of our apps.  In addition, currently neither Apple nor Google charges a publisher when it features one of their apps.  If either Apple or Google were to charge publishers to feature an app, it could cause our marketing expenses to increase.  Accordingly, any adverse development in our relationship with Apple or Google could materially harm our business and likely cause our stock price to decline.

We may be unable to successfully integrate future apps with our operations or realize all of the anticipated benefits of developing additional apps.

We hope to be able to grow in part through development of new apps beyond the two described herein. If we fail to successfully integrate future apps, if any, in a timely manner this may have a material adverse effect on our business, financial condition, results of operations, and cash flows. The difficulties of developing apps in additional professional fields include, among other things, operating a significantly larger organization and diverting management’s attention from existing apps into new areas. The realization of any of these difficulties could have an adverse impact on the Company and/or on the market price of its shares.

We depend upon two key officers; the loss of their services would materially adversely affect our future operations.

At this time, our success depends entirely upon the efforts and abilities of our two officers, our President and CEO, Maurice Masters, and our Secretary, Daniel Masters. The loss of the services of either one would have a material adverse effect on our operations. Moreover, we do not have key man or similar insurance on these officers. Acquisition of additional personnel is a high priority and we are currently pursuing this; however, these new personnel could prove more difficult to hire or cost substantially more than estimated.

We depend on our ability to attract potential clients seeking to retain the services of professionals.

Our ability to attract paying customers, the professionals who pay for client leads and advertisers who pay for ad placement, depends on our ability to develop and maintain a constant flow of potential clients. We hope to do this through social media, social media ads, search engine optimization, and search engine ads. If we are successful in this we hope to achieve a level of recognition among our users that will enable word about our services to continue to spread through social media. However, there can be no assurance that we will be able to attract and maintain the number of client users necessary to develop and maintain a revenue stream from professionals paying for leads, or from advertisers, in which case the opportunity to maintain or grow our business may be negatively affected.

Changes in technology may render our products or services obsolete.

The mobile app industry in general, as well as the business of providing potential client leads to professionals such as attorneys and accountants, may be substantially affected by changes in technology. New mobile apps and new websites are continuously being developed, and these include sites and apps which provide contact information for people seeking professional services. Some of these may be easier, faster, more attractive, more intuitive, or have other advantages over the apps we are developing. As a result, our apps may become obsolete and be replaced with others. While we may attempt to adapt and develop new apps, there can be no assurance that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

The business of bringing together clients and professionals is competitive. This competition may affect our market share or prevent us from raising prices at the same pace as our costs increase, making it difficult for us to maintain existing business and win new business.

We operate in a competitive market. Certain of our competitors have substantially greater financial and technical resources than we do. Additionally, new competitors may enter our markets. We may be required to reduce prices if our competitors reduce prices, or as a result of any other downward pressure on prices for client leads or for advertising, which could have an adverse effect on us. If we are unable to compete successfully, our financial condition and results of operations could be adversely affected.

Our operations are subject to a variety of business continuity hazards and risks, any of which could interrupt operations or sales or otherwise adversely affect our performance, results, or value.

Business continuity hazards and related risks include:

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explosions, fires, earthquakes, inclement weather, and other disasters

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utility or other mechanical / electrical failures

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unscheduled downtime

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disruption of communications including the internet and cell phones

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data security, preservation and redundancy disruptions

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends. Investors seeking cash dividends should not purchase our stock.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, investors seeking cash dividends should not purchase our common stock.

Our Common Stock may never be publicly traded and holders may have no ability to sell their shares.

There is no established public trading market for our shares of Common Stock, and there is no assurance that our Common Stock will be accepted for listing on the OTC market or any other trading system in the future. There can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, investors who purchase our Common Stock may be unable to sell the shares. Accordingly, investors should be able to bear the financial risk of losing their entire investment.

Only market makers can apply to quote securities. A market maker who desires to initiate quotations in the OTC market system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority ("FINRA") Bylaws. The OTC pink sheet market will not charge us a fee for being quoted on the service. FINRA rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC market or any similar medium. FINRA will review the market maker's application (unless an exemption is applicable). If cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain FINRA rules and Rule 15c2-11 have been considered by FINRA. Furthermore, the clearance should not be construed by any investor as indicating that FINRA, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

The OTC market is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

Our Common Stock will be subject to significant restriction on resale due to federal penny stock restrictions.

The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements will have the effect of reducing the level of trading activity in any secondary market for our stock, and accordingly, shareholders of our Common Stock will find it difficult to sell their securities, if they can do so at all.

ITEM 2.       FINANCIAL INFORMATION

Selected Financial Data

 The Company was incorporated on March 6, 2014. In the years ended June 30, 2016 and 2015 it had no revenues. It had no assets and no liabilities at June 30, 2015. For the year ended June 30, 2016 the Company had assets of $500, all in cash, liabilities of $500, and expenses of $9,000. Our expense was to an app developer for software development work. The Company’s statement of operations for the years ended June 30, 2015 and June 30, 2016 reflect the following:

For the Year Ended

For the Year Ended

June 30, 2016

June 30, 2015

Revenues

  $       -0-

$    -0-

Expenses

        9,000

      -0-

Profit (Loss)

( $    9,000)

($ 158)

Management's Discussion and Analysis of Financial Condition and Results of Operations

  1) Liquidity:  We have generated no revenues, and we have incurred net losses since inception. Our cash position is insufficient to meet our anticipated continuing operating expenses, and our independent registered public accounting firm has issued a going concern opinion. This means there is substantial doubt that we can continue as an ongoing business unless we alter our business model and/or obtain additional capital so we can pay our ongoing operational costs. We have significantly altered our business model by moving into the mobile app business and we believe this change will make the Company self sustaining after approximately one year, although we there is no assurance that this will happen. In addition, we are seeking investment capital in the belief that this will allow more rapid growth and make our ability to continue operations less doubtful. It is anticipated that we will incur nominal expenses in the implementation of our business plan. We have paid our principal business expense to date, fees to our app developer, by the issuance of stock (9,000 shares). Because we have limited cash with which to pay expenses, we hope to pay some of our future expenses in stock, also. In addition, our CEO has agreed to pay legal, accounting, and similar expenses related to being a public company and to the development of our first two apps from his personal funds, as interest free loans to the Company, or as capital contributions. However, this is a voluntary agreement; our CEO is not contractually obligated to pay these expenses. As of the date of this filing, loans totaling $500 have been made.

2) Capital Resources: As noted above, the Company has limited capital resources but will rely upon interest free loans or capital contributions from our CEO to meet its needs. We do not expect to undertake promotion of our first app until after launch of the IOS version. Thus sales and marketing efforts are expected to commence in month 3 from the date of this filing. We will begin marketing in a limited area, San Diego County, thus minimizing marketing costs. The Company believes that its marketing and other operating costs during the first three months, while operating only in San Diego County, will be approximately $3,000 per month. Additional operating costs are expected to add $1,000 per month, increasing total requirements for the three month period to $12,000. Our CEO has committed to advancing funds sufficient to cover these costs. Operations in months 6 through 12 will depend upon capital resources. If the Company is successful in raising additional investment capital we hope to expand rapidly throughout California. Statewide marketing is expected to require approximately $30,000 per month or a total of $210,000 for the seven month period. If we are not able to raise this amount, we will expand only into another discreet area, the Fresno area, and we expect this to increase costs to approximately $5,000 per month for a total of $35,000 during the seven month period. We also expect to launch our second app during this seven month period. It will be launched in San Diego only and costs are expected to be $3,000 per month. Since we expect to launch in April 2017, costs during the next year are expected to be $18,000. Thus total costs of both applications over the next year at the minimal level of funding would be $65,000. Again, our CEO has committed to advancing funds sufficient to cover these costs, although we hope to be generating revenue by the end of our first three months of marketing operations, thus reducing the total investment required. The officers of the Company have agreed that they will draw no salary and no other cash payment until cash flow from sales permits. Based on the above anticipated costs the Company has sufficient capital resources committed by its CEO to fund operations at a minimal level for the next year. If additional funds are raised, or if revenues from operations are sufficient, the Company will attempt to expand more rapidly.

3) Results of Operations: As noted above, the Company is in the mobile app business and is developing its first mobile apps. We expect to complete the Android version of our first app in the next 30 days and the IOS version of that app about 45 days thereafter. Upon launch of the IOS version the Company will begin sales and marketing operations with their associated expenses as set forth above. As of the date of this filing, no app has been completed or launched and the company has no revenue producing operations. Moreover, the Company will not charge for its apps or for their use until a sufficient customer base has been established. Thus we anticipate no revenue before the first quarter of 2017.

 4) Off-Balance Sheet Arrangements: The Company has no off balance sheet arrangements.

INFORMATION ABOUT MARKET RISK

At this time the Company is not subject to fluctuations in interest rates, currency exchange rates, or other financial market risks, although it is possible that we could be subject to such risks in the future. Our software programmer / app developer is overseas, however we have paid him in equity denominated in US dollars. We expect our business activities to continue to be in US dollars for the foreseeable future.

ITEM 3.       DESCRIPTION OF PROPERTY

The Company utilizes minimal office space office space of approximately 100 square feet in the residence of the Company’s CEO, which is provided at no cost by the CEO. The value of the space is immaterial. The space is believed to be adequate for the Company’s needs for at least the next six months.

ITEM 4.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        (a) Security Ownership of Certain Beneficial Owners and of Management.

        The following table sets forth the security and beneficial ownership for each class of our equity securities for all of our officers and directors (we have only one officer and director) and for any person who is known to be the beneficial owner of more than five (5%) percent of the Company as of the date hereof.

Name and

Amount and

Address of

Nature of

Title

Beneficial

Beneficial

Percent

of Class

Owner

Owner

of Class

____________________________________________________________________________

Common

Maurice Masters, DDS

1,400,000          66.38%

3952 Clairemont Mesa Blvd.

Suite D-194

San Diego, CA 92117

Common

Daniel Masters

  100,000

  4.74%

3952 Clairemont Mesa Blvd.

Suite D-194

San Diego, CA 92117

Common

All Officers, Directors, and

 1,500,000          71.12%

5% + Shareholders as a Group

(Two [2] Holders)

ITEM 5.        DIRECTORS AND EXECUTIVE OFFICERS

Our directors, officers, significant employees, promoters and control persons are as follows:

Name

Age

Position

             __________________________________________________

Maurice Masters

 94

CEO/Director

Daniel Masters

 71

Secretary

        The above listed officers and director will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successor has been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings between any officer or director and any other person by which one was or is to act on behalf of another or be appointed or resign at the direction of any other person.

Resumes

Maurice Masters, age 94, has been Chairman, CEO and Director of the Company since June 2014. From 1992 until June 2014 his primary business activity was managing his investment portfolio consisting of stocks, bonds, and rental real estate. He continues to do this at the time of this filing. Prior to 1992 he was a self employed dentist and orthodontist with a practice in Chula Vista, California. He was also a general partner active in the management of real estate and business limited partnerships. He holds BS and DDS degrees from the University Iowa. Maurice Masters is the father of Daniel Masters. Dr. Masters is CEO and a Director of the Company because of his long and successful history in dentistry, the basis of one of our first apps.

Daniel Masters, age 71, has been Secretary of the Company since June, 2014. He is also an attorney practicing business and bankruptcy law. Before establishing his current law practice in 2002, Mr. Masters served as an independent investment banker and corporate finance consultant from 1990 to 2002. Between 1978 and 1989 he worked as an investment banker with L.F. Thompson & Co. and with Capital Technology Group; as Vice President for Finance with the Trilon Group; and as President of Golden Gate Capital. Prior to 1978 Mr. Masters held positions as a legislative aid on the staff of the U.S. Congress and as executive assistant to the President of the University of California. Mr. Masters received his Bachelor of Arts Degree (A.B.) from Harvard University and a Juris Doctorate (J.D.) from Thomas Jefferson School of Law. Daniel Masters is the son of Maurice Masters. Mr. Masters was chosen as Secretary of the Company because of his experience in law, the basis of one of our first apps.

Conflicts of Interest

As noted above, the Company’s CEO has agreed that if necessary he will pay any deficit in the Company’s operating expenses with his personal funds, making interest free loans to the Company or capital contributions. Such loans to the Company may result in a conflict of interest as the CEO may prefer a short term sale of products or other business relationship which will enable the Company to repay his loans more quickly over one which will take longer to develop.

The Company’s Secretary, Daniel Masters, is a practicing attorney. As a result he will be able to devote only limited time and attention to the affairs of the Company.

ITEM 6.

EXECUTIVE COMPENSATION

The table below sets forth the compensation earned by our officers and directors from inception, March 6, 2014, through August 20, 2016.

                           SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non- equity incentive plan compen- sation ($)	Non- qualified deferred compen- sation earnings ($)	All other compen- sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Konstantin Zecevic, CEO	2014	-	-	$2	-	-	-	-	$2
Maurice Masters, CEO & Director	2014	-	-	$140	-	-	-	-	$140
Daniel Masters Secretary	2014	-	-	$10	-	-	-	-	$10

No other compensation was paid to any of our officers and directors at any time.

None of our officers and directors has received any cash compensation for services rendered to the Company since its inception, nor are there any agreements in place to provide cash compensation to any officer or director. When the Company has been profitable for at least two consecutive months this policy will be reevaluated. The above named officers received their shares in exchange for their services as officers. None received any additional shares in his/her capacity as a director of the Company. There are no plans to issue any of our officers any additional shares in the future, and there are no plans to issue any shares to any directors in the future.

The stock awards which the above named officers received have been valued at the par value of the stock issued to them which is $0.0001 per share. There is currently no market for the Company's securities, nor was there a market for them at the time these shares were granted. In the absence of any other reliable basis, management believes that valuing these shares at their par value is the most reasonable approach to valuation, and we believe this to have been the fair value of these awards as of the date of the grant.

We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers and directors, and we have no employees.

ITEM 7.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Our CEO, Maurice Masters, received 1,500,000 shares of stock in exchange for his agreement to serve as CEO of the Company. The shares were valued at par value or $0.0001 per share. Our former CEO, Mr. Zecevic, received 20,000 shares of stock for his services to the Company. The shares were valued at par value or $0.0001 per share. Our Secretary, Daniel Masters, received 100,000 shares of stock in exchange for his agreement to serve as Secretary of the Company. The shares were valued at par value or $0.0001 per share. There have been no other related party transactions, or any other transactions or relationships required to be disclosed.

ITEM 8.      LEGAL PROCEEDINGS.

There is no litigation pending or threatened by or against the Company.

ITEM 9.       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND

                    RELATED STOCKHOLDER MATTERS.

        (a) Market Price.

There is no established public trading market for our Common Stock at present and there has been no trading market in the past. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to Finra to have the Company's securities traded on the OTC market, however there is no assurance that a broker-dealer will agree to make such application or, if one does, that Finra will provide us with a symbol.

The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

        (b)  Holders.

There are forty-nine (49) shareholders of record of the Company's Common Stock. Forty-Five (45) of these shareholders received a total of 580,000 shares, issued in the bankruptcy of Pacific Shores Development, Inc. In that case the Bankruptcy Court for the Southern District of California ordered certain shares of the Company's stock to be distributed to the creditors of Pacific Shores Development, Inc. The shares were distributed in a public offering, exempt from registration under Sections 1145(a) and (c) of Title 11 of the U. S. Code (the Bankruptcy Code). The shares may be resold into the public market provided the selling shareholder is not at the time of such sale, and has not been during the previous three months, an officer, director, or control person of the Company. In addition, the administrative creditors, who received 500,000 of the 580,000 shares distributed to creditors, agreed that their shares would be resold to the public only if the Company was a reporting issuer and was current in its reporting obligations at the time of such sale.

The remaining shareholders received their shares subsequent to the bankruptcy and their shares were not issued under the exemption provided by the Bankruptcy Code; those shares are restricted and may only be resold in the public market if registered or if an exemption from registration, such as Rule 144, is available.

        (c) Dividends.

The Company has not paid any cash dividends to date, and has no plans to do so in the foreseeable future.

        (d) Securities authorized for issuance under equity compensation plans.

 The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10.      RECENT SALES OF UNREGISTERED SECURITIES.

         (a) Securities issued in bankruptcy.

580,000 shares of our common stock were distributed per order of the U.S. Bankruptcy Court for the Southern District of California as part of the confirmed Plan of Reorganization of Pacific Shores Development, Inc. (“PSD” or the “Debtor”). PSD and its subsidiary, Pacific Media Group Enterprises, Inc. were in the real estate business and the real estate crash and the recession of 2008 made it impossible for them to obtain the financing needed to carry on their projects and to advertise their projects. In 2010 PSD filed for chapter 11 bankruptcy protection. The Court ordered the incorporation of the Issuer and ordered the Issuer’s securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor.

2,500,000 warrants to purchase shares of our common stock were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization. The warrants consist of 500,000 “A Warrants” each convertible into one share of common stock at an exercise price of $4.00; 500,000 “B Warrants” each convertible into one share of common stock at an exercise price of $5.00; 500,000 “C Warrants” each convertible into one share of common stock at an exercise price of $6.00; 500,000 “D Warrants” each convertible into one share of common stock at an exercise price of $7.00; and 500,000 “E Warrants” each convertible into one share of common stock at an exercise price of $8.00. All warrants are currently exercisable and may be exercised at any time prior to August 30, 2019.

The issuance of the 580,000 shares of common stock and the 2,500,000 warrants to purchase a total of 2,500,000 shares of common stock were issued in exchange for claims against the estate of PSD and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code).

         (b) Securities issued in private placements.

On June 1, 2014 the Company issued 1,500,000 restricted shares of its common stock, valued at par value ($0.0001) per share for services to Maurice Masters.

Also on June 1, 2014 the Company issued 20,000 restricted shares of its common stock, valued at par value ($0.0001) per share for services to Konstantin Zecevic.

On April 1, 2016 the Company issued 9,000 restricted shares of its common stock, each valued at one dollar ($1.00) per share, for services to our app programmer / developer, Yasin Kucik.

On August 1, 2016 the Company issued 100,000 restricted shares of its common stock, each valued at par value ($0.0001) per share, for services to its Secretary, Daniel Masters.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

       -  The issuance involved no underwriter, underwriting discounts or commissions;

       -  We placed restrictive legends on all certificates issued;

       -  No sales were made by general solicitation or advertising;

       -  Sales were made only to accredited investors.

       In connection with the above transactions, we provided the following to the investor:

       -  Access to all our books and records.

       -  Access to all material contracts and documents relating to our operations.

       -  The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

ITEM 11.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The Company's authorized capital stock consists of 100,000,000 Common Shares, par value $0.0001 per share, and 20,000,000 Preferred Shares, par value $0.0001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 2,209,000 Common Shares issued and outstanding as of the date of this filing and no Preferred Shares issued and outstanding as of the date of this filing. We also have warrants outstanding which are convertible into an additional 2,500,000 Common Shares. The warrants are currently exercisable and may be exercised at any time prior to August 30, 2019.

All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor. Our Board of Directors is authorized to issue our Preferred Stock in series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

In addition to the 2,209,000 Common Shares which we currently have outstanding there are 2,500,000 warrants outstanding, each of which is convertible into one share of our Common Stock. These consist of 500,000 “A Warrants” each convertible in to one share of common stock at an exercise price of $4.00; 500,000 “B Warrants” each convertible in to one share of common stock at an exercise price of $5.00; 500,000 “C Warrants” each convertible in to one share of common stock at an exercise price of $6.00; 500,000 “D Warrants” each convertible in to one share of common stock at an exercise price of $7.00; and 500,000 “E Warrants” each convertible in to one share of common stock at an exercise price of $8.00. All of the warrants are currently exercisable; they were originally set to expire if unexercised on August 30, 2016, however they were extended to August 30, 2019 by vote of the Board of Directors. All of these warrants were issued to creditors of Pacific Shores Development, Inc. by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of that corporation.  The warrants were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

The exercise price for the above described Warrants may be reduced, but not increased, by vote of the Board of Directors of the Corporation, however, the exercise price may not be reduced below the highest of: a) the book value of a share, b) the par value of a share, or c) eighty percent (80%) of the closing bid price for a share on the business day prior to the directors’ vote if the stock is publicly traded.  These Warrants also have a cashless exercise provision which allows a holder to convert these Warrants, in whole or in part, into that number of shares of Common Stock of the Company determined by dividing (a) the aggregate fair market value of the shares of Common Stock of the Company which would be issuable upon exercise of the Warrants to be converted, as determined by the most recent closing sale on the primary market for the Company’s stock on the date of conversion, minus the aggregate Warrant exercise price of the shares which would be issuable upon exercise of the Warrants by (b) the said fair market value of one share of the Common Stock of the Company. If at the time a cashless warrant conversion is sought the Company’s shares are neither listed nor admitted to trading on any exchange or market, then the fair market value of shares shall be determined by the Board of Directors of the Company after taking into account such factors as the Board of Directors of the Company shall deem appropriate.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or to its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is not fairly and reasonably entitled to indemnification for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13.      FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The Company’s audited financial statements as of June 30, 2016 and 2015 are attached hereto.

ITEM 14.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

              AND FINANCIAL DISCLOSURE.

There are no disagreements with the findings of our accountant.

ITEM 15.      FINANCIAL STATEMENTS AND EXHIBITS.

The Company’s audited financial statements as of June 30, 2016 and 2015 are filed herewith.

Exhibit:

     2.1

       Plan of Reorganization

(1)

     3.1          Articles of Incorporation

(1)

     3.2          Bylaws

(1)

     4.1          Form of “A” Warrant Agreement

(1)

     4.2          Form of “B” Warrant Agreement

(1)

     4.3          Form of “C” Warrant Agreement

(1)

     4.4          Form of “D” Warrant Agreement

(1)

     4.5          Form of “E” Warrant Agreement

(1)

(1)

 Incorporated by reference to filing of the Form 10 on September 1, 2016.

///

///

///

///

///

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 29, 2016

PACIFIC MEDIA GROUP ENTERPRISES, INC.

By: /s/ Maurice Masters

_________________________________

 Maurice Masters

CEO

By: /s/ Daniel Masters

 _________________________________

Daniel Masters

Secretary

PACIFIC MEDIA GROUP ENTERPRISES, INC.

INDEX TO FINANCIAL STATEMENTS

CONTENTS

Report of Independent Registered Public Accounting Firm

Balance Sheets as of June 30, 2016 and 2015 (audited)

Statements of Operations for the years ended June 30, 2016 and 2015 (audited)

Statements of Changes in Stockholders' Equity for the years ended June 30, 2016 and 2015 (audited)

Statements of Cash Flows for the years ended June 30, 2016 and 2015 (audited)

Notes to Financial Statements (audited)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Pacific Media Group Enterprises, Inc.

We have audited the accompanying balance sheets of Pacific Media Group Enterprises, Inc. ("the Company" or "the Issuer") as of June 30, 2016 and 2015, and the related statements of operations, and cash flows for the years then ended. We also audited statement of changes in stockholders’ (deficit) for the period from inception (march 6, 2014) to June 30, 2014 and for each of the years ended June 30, 2015 and 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Media Group Enterprises, Inc. as of June 30, 2016 and 2015 and the results of its operations and its cash flows for the years ended June 30, 2016 and 2015 and the statement of changes in stockholder’s equity from inception (March 6, 2014) to June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no operations and had accumulated deficit of $9,000 as of June 30, 2016. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans are also discussed in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MJF & Associates, APC

Los Angeles, California

August 26, 2016

PACIFIC MEDIA GROUP ENTERPRISES, INC.
BALANCE SHEETS

ASSETS
	June 30, 2016	June 30, 2015
Current Assets
Cash	$ 500	$ -
Total Current Assets	500	-
Total Assets	$ 500	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Note Payable	$ 500	$ -
Total Current Liabilities	500	-
Total Liabilities	500	-

Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares
authorized; no shares issued or outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 2,109,000 shares issued and outstanding
as of June 30, 2016 and 2,100,000 shares issued
and outstanding as of June 30, 2015	211	210
Additional paid-in capital	8,999	-
Accumulated deficit	(9,210)	(210)

Total stockholders' equity (deficit)	-	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 500	$ -

The accompanying notes are an integral part of these financial statements

PACIFIC MEDIA GROUP ENTERPRISES, INC.
STATEMENT OF OPERATIONS

	For the Year Ended June 30, 2016	For the Year Ended June 30, 2015

Revenue	$ -	$ -
Total Revenue	-	-

Expenses
General & Admin. Expenses	-	-
Other Operating Expenses	9,000	-
Total Expenses	(9,000)	-

Net Income (loss)	$ (9,000)	$ -

Basic and Diluted Earnings Income (Loss) per Share	$ (0.004)	$ -

Weighted average shares - basic and diluted	2,102,250	2,100,000

The accompanying notes are an integral part of these financial statements

PACIFIC MEDIA GROUP ENTERPRISES, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

					Total
	Common Stock		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	In Capital	Deficit	Equity

Common stock issued per Court Order
at Inception, March 6, 2014	580,000	$ 58	(58)	-	$ -
Common stock issued for services at
$0.0001 (par value) on June 1, 2014	1,520,000	152	(152)	-	-
Net loss in year ended June 30, 2014	-	-	-	-	-
Balance at June 30, 2014	2,100,000	$ 210	$ (210)	$ -	$ -

Net loss in year ended June 30, 2015	-	-	-	-	-
Balance at June 30, 2015	2,100,000	210	(210)	-	-

Common stock issued for services at
$0.0001 (par value) on April 1, 2016	9,000	1	8,999	-	9,000
Net loss in year ended June 30, 2016	-	-	-	(9,000)	(9,000)
Balance at June 30, 2016	2,109,000	$ 211	$ 8,999	$ (9,000)	$ -

The accompanying notes are an integral part of these financial statements

PACIFIC MEDIA GROUP ENTERPRISES, INC.
STATEMENT OF CASH FLOWS

	For the Year Ended June 30, 2016	For the Year Ended June 30, 2015

OPERATING ACTIVITIES
Net Profit (Loss)	$ (9,000)	$ -

Adjustments to reconcile net income to cash
flows provided by operating activities:
Common stock issued for services	9,000	-
Changes in operating assets and liabilities
Accounts Receivable	-	-
Accrued Liabilities	-	-
Net cash used in operating activities	-	-

CASH FLOWS (USED) BY INVESTING ACTIVITIES
Investing activities	-	-
Total cash (used) in investing activities	-	-

FINANCING ACTIVITIES
Proceeds of loan from CBI officer	500	-
Net cash from financing activities	500	-

Net change in cash	500	-

Cash at beginning of period	-	-

Cash at end of period	$ 500	$ -

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest	-	-
Income Taxes	-	-

The accompanying notes are an integral part of these financial statements

PACIFIC MEDIA GROUP ENTERPRISES, INC.

Notes to Financial Statements

June 30, 2016

NOTE 1. NATURE AND BACKGROUND OF BUSINESS

Pacific Media Group Enterprises, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on March 6, 2014. The Company was established as part of the Chapter 11 Plan of Reorganization of Pacific Shores Development, Inc. ("PSD"). In September 2015 the Company began development of mobile apps designed (a) to allow patients/clients to see fee quotes from professionals such as dentists and attorneys for professional services, and (b) to provide these professionals with prospects or leads for new patients/clients. The Company is currently testing the first app in preparation for its launch.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting  principles  generally  accepted in the United States of America ("GAAP"),  and include all the notes required by generally  accepted  accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

b. USE OF ESTIMATES

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and the  reported  amounts of revenues  and expenses  during the  reporting  period. Actual results could differ from those estimates.

c. BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with Codification topic 260, “Earnings Per Share” for the periods presented.  Basic net loss per share is computed using the weighted average number of common shares outstanding.  Diluted loss per share has not been presented because there are no dilutive items.  Diluted earnings loss per share is based on the assumption that all dilutive stock options, warrants, and convertible debt are converted or exercised by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  Options, warrants and/or convertible debt will have a dilutive effect, during periods of net profit, only when the average market price of the common stock during the period exceeds the exercise or conversion price of the items.

d. CASH and CASH EQUIVALENT

For  the  Balance  Sheet  and  Statements  of  Cash  Flows,  all  highly  liquid investments  with  maturity of three  months or less are  considered  to be cash equivalents.  The Company had no cash equivalents as of June 30, 2016.

e. REVENUE RECOGNITION

The Company recognizes revenue in accordance with ASC topic 605 “Revenue Recognition, and other applicable revenue recognition guidance under US GAAP.  Sales revenue is recognized for our retail and wholesale customers when: (i) persuasive evidence of a sales arrangement exists, (ii) the sales terms are fixed or determinable, (iii) title and risk of loss have transferred, and (iv) collectability is reasonably assured — generally when products are shipped to the customer and services are rendered, except in situations in which title passes upon receipt of the products by the customer.  In this case, revenues are recognized upon services rendered.

f.  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable, and current economic conditions. The determination of the collectability of amounts due requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer account, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At June 30, 2016 and 2015, an allowance for doubtful accounts was not considered necessary as there were no accounts receivable.

g. SHARE-BASED COMPENSATION

Codification topic 718 “Stock Compensation” requires that the cost resulting from all share-based transactions be recorded in the financial statements and establishes fair value as the measurement objective for share-based payment transactions with employees and acquired goods or services from non-employees.  The codification also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted the codification upon creation of the company and will expense share based costs in the period incurred.  The Company has completed one share-based transaction for mobile app development and programming services valued at $9,000.

h. INCOME TAXES

Income taxes are provided in accordance with the FASB Accounting Standards Classification.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred  tax assets  and  liabilities  are adjusted  for the  effects  of  changes  in tax  laws  and  rates on the date of enactment.

i. IMPACT OF NEW ACCOUNTING STANDARDS

The  Company  does  not  expect  the  adoption  of  recently  issued  accounting pronouncements  to  have a  significant  impact  on  the  Company's  results  of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of June 30, 2016 the Company did not have  significant  cash or other  material  assets,  nor did it have  operations  or a source  of  revenue sufficient  to cover its  operating  costs and allow it to  continue  as a going concern.  The Company’s CEO has committed to advancing certain operating costs of the Company.

While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances that it will accomplish either. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

As of June 30, 2016 the authorized share capital of the Company consisted of 100,000,000  shares of common stock with $0.0001 par value,  and 20,000,000  shares of preferred  stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK: As of June 30, 2016 there were a total of 2,109,000 common shares issued and outstanding.

The Company's first issuance of common stock, totaling 580,000 shares, took place on March 6, 2014  pursuant  to the  Chapter  11 Plan of  Reorganization confirmed by the U.S.  Bankruptcy Court in the matter of Pacific Shores Development, Inc. ("PSD"). The Court ordered the distribution of shares in the Company to all general unsecured creditors of PSD, with these creditors to receive their PRO RATA share (according to amount of debt held) of a pool of 80,000 shares in the Company.  The Court also ordered the distribution of shares in the Company to all administrative creditors of PSD, with these creditors to receive one share of common stock in the Company for each $0.10 of PSD's administrative debt which they held. A total of 500,000 shares were issued to PSD’s administrative creditors.

The Court also ordered the  distribution of two million five hundred thousand warrants in the Company to all  administrative  creditors  of PSD, with these  creditors  to receive five warrants in the Company  for each $0.10 of PSD's  administrative  debt which they held. These creditors received an aggregate of 2,500,000 warrants  consisting of 500,000 "A  Warrants"  each  convertible  into one share of common stock at an exercise price of $4.00;  500,000 "B Warrants" each convertible into one share of common  stock at an exercise  price of $5.00;  500,000  "C  Warrants"  each convertible  into one  share of  common  stock at an  exercise  price of  $6.00; 500,000 "D  Warrants"  each  convertible  into one share of common stock at an exercise price of $7.00;  and 500,000 "E Warrants" each  convertible  into one share  of  common  stock  at an  exercise  price  of  $8.00.  All warrants are exercisable at any time prior to August 30, 2019. As of the date of this report, no warrants have been exercised.

On June 1, 2014 the Company issued a total of 1,520,000 common shares for services at par value, $0.0001 per share for total value of $152. On April 1, 2016 the Company issued a total of 9,000 common shares for services related to mobile app programming and development valued at $1.00 per share for a total value of $9,000.

As a result of these  issuances  there  were a total  2,109,000  common  shares issued and  outstanding,  and a total of  2,500,000  warrants to acquire  common shares issued and outstanding, at June 30, 2016.

PREFERRED STOCK: The authorized share capital of the Company includes 20,000,000 shares of preferred stock with $0.0001 par value. As of June 30, 2016 no shares of preferred stock had been issued and no shares of  preferred  stock  were outstanding.

NOTE 5. INCOME TAXES

The Company has had no revenues and made no U.S. federal income tax provision since its inception on March 6, 2014.

NOTE 6. RELATED PARTY TRANSACTIONS

On June 1, 2014 the Company issued a total of 1,520,000 shares of common stock in a private placement for services valued at par value of $0.0001 per share. Of these shares, 20,000 were issued to the former CEO and director of the Company and 1,500,000 were issued to the current CEO and director of the Company. On April 1, 2016 the Company issued a Note for $500 to the CEO and director of the company. The Note is non-interest bearing.

The Company utilizes an office space of approximately 100 square feet in the residence of the Company’s CEO, which is provided at no cost by the CEO. The value of the space is immaterial. The space is believed to be adequate for the Company’s needs at this time.

NOTE 7. WARRANTS

On March 6, 2014 (inception), the Company issued 2,500,000 warrants exercisable into 2,500,000 shares of the Company's common stock.  These warrants were issued per order of the U.S.  Bankruptcy Court to the administrative creditors of PSD. These creditors received an aggregate of 2,500,000  warrants issued in the series and exercise prices as set forth above at Note 4. The warrants were originally due to expire on August 30, 2016; on April 30, 2016 the Company extended the warrants to August 30, 2019. At the date of issuance and as of June 30, 2016, the fair value of the warrants was zero as the Company had no assets and no revenues from operations.  As of the date of this report, no warrants have been exercised.